UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): June 8, 2015

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On June 9, 2015, Hanger, Inc. (the “Company”) issued a press release announcing that its financial information for the following periods should no longer be relied upon:

•                                          The annual periods ended December 31, 2009, 2010, 2011, 2012 and 2013;

•                                          The quarterly periods ended March 31 and June 30, 2014 and the associated year-to-date periods;

•                                          The quarterly periods ended March 31, June 30, and September 30, 2013 and the associated year-to-date periods; and

•                                          The quarterly periods ended March 31, June 30 and September 30, 2012 and the associated year-to-date periods.

The information provided in Item 4.02 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

A copy of the press release announcing the restatement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Current Report on Form 8-K by reference.

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)                                 On June 8, 2015, the Audit Committee of the Board of Directors of the Company concluded that the Company’s financial statements and other financial data for the following periods should no longer be relied upon because of errors identified therein (collectively, the “Non-reliance Periods”):

•                                          The annual periods ended December 31, 2009, 2010, 2011, 2012 and 2013;

•                                          The quarterly periods ended March 31 and June 30, 2014 and the associated year-to-date periods;

•                                          The quarterly periods ended March 31, June 30, and September 30, 2013 and the associated year-to-date periods; and

•                                          The quarterly periods ended March 31, June 30 and September 30, 2012 and the associated year-to-date periods.

Accordingly, investors should no longer rely upon the Company’s previously released financial statements and other financial data for the Non-reliance Periods or any press releases or other shareholder communications that relate to that information.  The Company intends to file restated financial statements and other financial data covering the Non-reliance Periods as soon as practicable.  The Company intends to present the restated financial statements and other financial data in amendments to certain of its previously filed periodic reports on Form 10-K and Form 10-Q (the “Restated Filings”).

The Restated Filings made by the Company as a result of the non-reliance determinations discussed in this Current Report on Form 8-K will also incorporate any restated financial statements and other financial data required as a result of the accounting errors disclosed by the Company in its Current Report on Form 8-K filed on February 17, 2015.

In its Current Report on Form 8-K filed on February 17, 2015 the Company identified certain material weaknesses in its internal control over financial reporting, as well as a material weakness relating to the ineffectiveness of the Company’s control environment.  The Company believes that these material weaknesses contributed to the errors identified in this Current Report on Form 8-K.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Expected Impact of the Restatements

The adjustments described in this Current Report on Form 8-K are categorized in three primary areas:  inventory valuation adjustments, lease accounting adjustments and other adjustments.  The accounting errors underlying the lease accounting adjustments and the other adjustments were originally disclosed by the Company in its Current Report on Form 8-K filed on February 17, 2015.

Inventory Valuation Adjustments

As the Company reported in its Current Reports on Form 8-K filed on February 17, 2015 and March 23, 2015, the Company implemented new inventory estimation methods, processes and controls in the fourth quarter of 2014 to refine the manner in which it values raw materials and work-in-process inventory at Hanger Clinic.  This was done in connection with ongoing remediation efforts the Company had undertaken to address previously identified material weaknesses related to inventory.  In March 2015, the Company reported that it had completed a preliminary calculation of its raw materials and work-in-process inventory using the new estimation methods, processes and controls; that the preliminary unaudited estimated value was materially less than the carrying value for that inventory calculated under the previous estimation method; and that the resulting inventory valuation adjustment was expected to have a material adverse effect on the value of the Company’s overall inventory at December 31, 2014, and on the Company’s reported earnings and financial results for the quarter and year ended December 31, 2014. The Company also reported that it was determining the impact of the resulting inventory valuation adjustment on prior periods. The Company has now established the impact of the inventory valuation adjustment for the Non-reliance Periods and, in each case, the preliminary, unaudited estimated value of the inventory is materially less than the carrying value for that inventory calculated under the previous estimation method due to errors summarized below.  The resulting inventory valuation adjustments in each of the Non-reliance Periods have also had material impacts on the Company’s reported earnings and other financial results for the Non-reliance Periods in the approximate estimated aggregate amount of $50.7 million as disclosed in the tables below.   The inventory valuation adjustments did not affect operating cash flows for any historical period.  The Company’s estimates are based on currently available and evaluated information and are preliminary, unaudited and subject to change.

The Company’s prior method of estimating its work-in-process inventory value involved the application of its aggregate estimate of the materials, labor and overhead costs of its products on a percent of sales basis to the amount of sales represented by unbilled work-in-process devices within its clinic locations.  The computed amounts were adjusted to reflect estimates, provided by clinicians, as to the degree of completion of the unbilled work-in-process devices at the time of the physical inventory count.    To allow for time necessary to aggregate results for its year-end reporting, physical inventory counts were performed annually in October of each year, and the calculated inventory values were rolled-forward to reflect the Company’s estimates of changes that would have occurred between the October physical inventory and December 31 of each fiscal year.

In the course of completing the December 31, 2014 inventory valuation work, the Company identified certain errors in the design and operation of the prior method of estimating the value of work-in-process inventory.  These errors primarily relate to overcapitalization of costs into inventory.  In addition, work-in-process inventory in prior periods erroneously included amounts attributed to devices for which the fabrication process had not yet commenced, as well as devices that had already been delivered to the patient.  The prior method of rolling-forward inventory valuation from the physical inventory date to subsequent periods also did not sufficiently relieve work-in-process inventory valuation amounts in certain periods.

The Company’s new method of estimating work-in-process inventory involves the classification of in-process devices into different classes based on the type of device and the application of representative “bills of materials” for each individual device class to determine their value for inventory purposes.  These representative bills of materials reflect the estimated value of the underlying componentry, direct labor hours and applicable overhead necessary for construction of the device based upon its classification.  The Company’s estimates also consider the degree of completion of the work-in-process device, provided by the applicable clinician at the time of the physical inventory count.  Additionally, the Company’s policy was revised in 2014 such that it now performs its physical inventories as of December 31 of each fiscal year.  The Company also commenced in 2015 the performance of physical inventories at the end of each fiscal quarter.

In addition to the inventory valuation adjustments discussed above, the Company previously identified other inventory accounting adjustments related to accounting errors reported in the Company’s Current Report on Form 8-K filed on February 17, 2015.  The impact of these other inventory adjustments is included in the Other Adjustments category discussed below.

Lease Adjustments

In addition to the impacts of the inventory valuation adjustments for the Non-reliance Periods, the tables below also reflect, for certain of the Non-reliance Periods, estimated adjustments related to the Company’s lease accounting.  In particular, in various periods there were errors related to the classification of the Company’s property leases as either operating or capital leases, the failure to properly evaluate leases for “build-to-suit” accounting, the recognition of deferred rent, leasehold improvements and tenant improvement allowance amounts, and in the expensing of lease transactions over the appropriate lease term under GAAP.  The estimated impact of these errors is aggregated in each applicable period.  Preliminary information regarding the material lease adjustments was disclosed in the Company’s Current Report on Form 8-K filed on February 17, 2015.

Other Adjustments

In addition to the impacts of the inventory valuation adjustments and lease adjustments for the Non-reliance Periods, the tables below also reflect other adjustments impacting the Company’s financial statements and other financial data for such periods.  Preliminary information regarding these material adjustments was disclosed in the Company’s Current Report on Form 8-K filed on February 17, 2015.  These previously disclosed material adjustments caused the Company to conclude that certain of its historical financial statements could not be relied upon.  These errors underlying these adjustments related to, among other things, the timing of the recognition of expenses relating to the Company’s annual Education Fair training event, the Company’s computation of cost of materials, and the timing of the commencement of depreciation expense relating to the Company’s new patient management system.

Unless otherwise identified by a footnote, the data contained within the line item “Other Adjustments” for these previously identified errors in each of the tables below has not materially changed from the data presented by the Company for such period in its Current Report on Form 8-K filed on February 17, 2015.

In the course of its review of its historical financial statements, the Company has also identified certain less significant accounting errors impacting the Non-reliance Periods, including certain inventory-related errors, the individual and aggregate effects of which have not been deemed by management to be material.  The impact of these errors is also included in the tables below within the line item “Other Adjustments” and will be included in the restated financial statements and other financial data included in the Restated Filings.

The Company has not yet completed its final determination and review of the items listed below, and therefore the listed amounts are preliminary and subject to change.  While the Company expects to report the estimated adjustments described herein, there can be no assurance that the final adjustments will not differ materially from the estimated amounts discussed herein, or that additional errors will not be identified.

Based on its review to date, the Company preliminarily anticipates that the restatements will result in the estimated pre-tax adjustments to its statements of income identified in the tables below (these adjustments are preliminary, unaudited and subject to change):

TABLE 1: Adjustments to Pre-Tax Income

(in thousands, amounts are preliminary and subject to change)

Annual Periods

	Year Ended	Year Ended	Year Ended	Year Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010		December 31, 2009

As reported - Income before taxes	$100,744	$98,169	$84,134	$34,535		$59,994
Total Adjustments	(11,537)	(10,973)	(7,072)	1,935		(4,666)
Restated - Income before taxes	$89,207	$87,196	$77,062	$36,470		$55,328

Inventory Valuation	$(7,624)	$(8,454)	$(3,973)	$267		$(2,052)
Leases	(526)	(1,796)	(1,083)	1,552	(b)	(1,388)
Other Adjustments	(3,387)	(723)	(2,016)	116		(1,226)
Total Adjustments	$(11,537)	$(10,973)	$(7,072)	$1,935		$(4,666)

2014 Interim Periods

	Three Months	Three Months		Six Months
	Ended	Ended		Ended
	March 31, 2014	June 30, 2014		June 30, 2014

As reported - Income before taxes	$9,932	$20,202		$30,134
Total Adjustments	(9,913)	2,196		(7,717)
Restated - Income before taxes	$19	$22,398		$22,417

Inventory Valuation	$(5,665)	$1,381		$(4,284)
Leases	174	(579)		(405)
Other Adjustments	(4,422)	1,394	(a)	(3,028)
Total Adjustments	$(9,913)	$2,196		$(7,717)

2013 Interim Periods

	Three Months	Three Months	Six Months	Three Months	Nine Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31, 2013	June 30, 2013	June 30, 2013	September 30, 2013	September 30, 2013	December 31, 2013

As reported - Income before taxes	$14,939	$22,291	$37,230	$33,889	$71,119	$29,625
Total Adjustments	(4,537)	(3,524)	(8,061)	(2,873)	(10,934)	(603)
Restated - Income before taxes	$10,402	$18,767	$29,169	$31,016	$60,185	$29,022

Inventory Valuation	$(1,491)	$(2,888)	$(4,379)	$447	$(3,932)	$(3,692)
Leases	78	(605)	(527)	(919)	(1,446)	920
Other Adjustments	(3,124)	(31)	(3,155)	(2,401)	(5,556)	2,169
Total Adjustments	$(4,537)	$(3,524)	$(8,061)	$(2,873)	$(10,934)	$(603)

2012 Interim Periods

	Three Months	Three Months	Six Months	Three Months	Nine Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Ended
	March 31, 2012	June 30, 2012	June 30, 2012	September 30, 2012	September 30, 2012	December 31, 2012

As reported - Income before taxes	$13,960	$28,042	$42,002	$27,622	$69,624	$28,545
Total Adjustments	(3,037)	(1,366)	(4,403)	238	(4,165)	(6,808)
Restated - Income before taxes	$10,923	$26,676	$37,599	$27,860	$65,459	$21,737

Inventory Valuation	$(655)	$(1,061)	$(1,716)	$588	$(1,128)	$(7,328)
Leases	(805)	50	(755)	(672)	(1,427)	(369)
Other Adjustments	(1,577)	(355)	(1,932)	322	(1,610)	889
Total Adjustments	$(3,037)	$(1,366)	$(4,403)	$238	$(4,165)	$(6,808)

(a) Includes an adjustment for the amount of depreciation expense related to the commencement of the Company’s new patient management system.

(b) Includes an adjustment for reversing the lease termination fee recorded in connection with relocating its corporate headquarters from Bethesda, Maryland to Austin, Texas because the lease associated with the Bethesda office now being accounted for as a financing lease under the Build-to-Suit criteria.

The following table displays the adjustments to the Company’s inventory amounts as reported on its Statement of Financial Position in its previously reported financial statements.  This table displays both the adjustment related to the change in inventory valuation and the summation of the other accounting adjustments related to inventory balances.  All of these adjustments are preliminary, unaudited and subject to change.

TABLE 2: Adjustment to Previously Reported Consolidated Inventory

(In thousands, amounts are preliminary and subject to change)

As of	Consolidated Inventory - As Reported	Cumulative Adjustment Related to Inventory Estimation Method	Cumulative Impacts Related to Other Inventory Adjustments	Total Adjustments to Previously Reported Inventory Amounts	Consolidated Inventory - As Restated
June 30, 2014	$158,957	$(50,665)	$(5,413)	$(56,078)	$102,879
March 31, 2014	153,952	(52,046)	(6,852)	(58,898)	95,054
December 31, 2013	141,518	(46,380)	(4,522)	(50,902)	90,616
September 30, 2013	144,374	(42,689)	(7,275)	(49,964)	94,410
June 30, 2013	137,557	(43,136)	(5,545)	(48,681)	88,876
March 31, 2013	132,492	(40,248)	(4,785)	(45,033)	87,459
December 31, 2012	127,295	(38,757)	(3,375)	(42,132)	85,163
September 30, 2012	126,937	(31,431)	(4,208)	(35,639)	91,298
June 30, 2012	124,815	(32,019)	(4,535)	(36,554)	88,261
March 31, 2012	120,485	(30,958)	(3,853)	(34,811)	85,674
December 31, 2011	112,305	(30,303)	(2,704)	(33,007)	79,298
December 31, 2010	97,381	(26,330)	(1,934)	(28,264)	69,117
December 31, 2009	91,289	(26,597)	(2,126)	(28,723)	62,566

Financial Statement Preparation

The Company has not released financial results for the third quarter of 2014, the fourth quarter and year ended December 31, 2014, or the first quarter ended March 31, 2015.  The Company is working to complete its closing processes for these periods, and to prepare the Restated Financial Statements, as expeditiously as possible.  Although the Company has added significant external accounting resources, it nevertheless believes that it will likely not be able to timely file its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2015.

In connection with the identification and remediation of its accounting issues, and the preparation of its annual financial statements, the Company is incurring professional third party expenses in excess of the expenses historically incurred in connection with the Company’s annual financial statement preparation and audit activities.   The Company currently estimates these excess professional third party expenses at approximately $12 million in 2014 and approximately $8 million in 2015 in connection with the preparation and audit of its 2014 and 2015 financial statements.  These estimated amounts may increase depending on the nature of the activities and time necessary for the Company and its auditors to comply with their respective financial accounting and auditing requirements.

The above statements regarding the expected impact of the restatement and the expected timing of the Company’s filings constitute forward-looking statements that are based on the Company’s current expectations.  The final amounts and the detailed presentation of the restatement will be included in the Restated Filings after the Company has completed its work on the restatement and the Audit Committee has completed its final review of the financial statements and other financial data for the Non-reliance Periods.  There can be no assurance that this financial information will not change, possibly materially, before the Company files the Restated Filings.  See “Disclosures About Forward-Looking Statements” below.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data in the Non-reliance Periods and/or additional historical periods, and the time required to complete the financial statements and other financial data and accounting review.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed on February 17, 2015. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is being filed herewith:

(99.1)      Press release of Hanger, Inc. issued on June 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:  June 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Press release of Hanger, Inc. issued on June 9, 2015.